ENROLLMENT FORM Processing Office Toll-Free Voice: 1-800-223-5790 PO BOX 4872 Fax: 1-816-502-0175 Syracuse NY 13221 ada.equitable.com Participant/Employer Information Mr. Mrs. Miss Ms. Other: ParticipantParticipant’s NameEmployer’s NameSocial Security NumberEmployer’s Tax ID Number: _ Date of Birth: __ Plan Number: (001, 002, etc.) _ I. Essential Dates (completed by Employer)MO DAY YR Employment Date (Participant’s Date of Hire) MO DAY YR Participation Date (Participant’s Entry Date into Plan- See Instructions)NOTE: If your plan contains different eligibility requirements for Employer, 401(k), Matching, and/or Post-Tax Employee contributions, please see instructions or contact a Retirement Plan Account Manager for assistance.II. Dentist Status (complete this section only if the participant is a dentist) I am a more than 5% owner Y N I am an owner-employee Y N (Owns more than 10% of the capital or profit interest in the business, if unincorporated) I am a partner Y N I am a shareholder Y N I am a member of the ADA Y N My ADA Membership Number is: III. Beneficiary Statement (completed by Participant) (If you check B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form is not valid, the beneficiary statement below will apply in the event of death.) A. I hereby agree to the beneficiary statement below. B.I have attached a designation or change of beneficiary form. BENEFICIARY STATEMENT Unless a beneficiary designation by me is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary under the plan shall be payable to the first surviving class of the following: (1) Widow or widower; (2) Surviving children; (3) The executors or administrators of the person upon whose death the payment becomes due. 2015ENRL-ADA x03885_core 06/20

IV. Allocation of ContributionsFuture INSTRUCTIONS Asset Class Investment Option Contributions AND NOTESCash Equivalents Guaranteed Interest Option (GI7) %EQ/ Core Bond Index (703) % ***********************************Bonds Vanguard VIF Total Bond Market Index (755) % Fill in WHOLE percentages to EQ/Core Plus Bond (709) % total 100%. If no election is Multimanager Core Bond (747) % made on this form, EQ/PIMCO Global Real Return (756) % contributions or loan EQ/Conservative Allocation (740) % repayments received will be EQ/Conservative Plus Allocation (792) % invested in the plan’sEQ/Moderate Allocation (790) % Qualified Default Investment EQ/Moderate Plus Allocation (793) % Alternative (QDIA) until a EQ/Aggressive Allocation (791) % change of investment 1290 Retirement 2020 (720) % allocation is requested by 1290 Retirement 2025 (721) % the participant.1290 Retirement 2030 (722) % ***************************************Asset Allocation1290 Retirement 2035 (723) %1290 Retirement 2040 (724) % How to Make Changes 1290 Retirement 2045 (725) % and Access Account 1290 Retirement 2050 (726) % Information after 1290 Retirement 2055 (727) % Enrollment 1290 Retirement 2060 (728) % 1290 VT DoubleLine Dynamic Allocation (749) % EQ/All Asset Growth Allocation (748) % 1. Website EQ/International Core Managed Volatility (774) % ada.equitable.com 1290 VT SmartBeta Equity (757) %International/Global StocksEQ/ Global Equity Managed Volatility (782) % 2. Automated Voice EQ/MFS International Growth (744) % Response System EQ/Equity 500 Index (771) %Large Cap Blend 1-800-223-5790Vanguard VIF Total Stock Market Index (754) % EQ/ Large Cap Growth Managed Volatility (767) %EQ/T.Rowe Price Growth Stock (706) % 3. FormLarge Cap GrowthEQ/Large Cap Growth Index (741) % Change of Investment EQ//ClearBridge Large Cap Growth (742) % Allocation Form EQ/Large Cap Value Managed Volatility (766) % EQ/J.P Morgan Value Opportunities (704) %Large Cap ValueEQ/Invesco Comstock (752) % 1290 VT Equity Income (743) %Mid Cap Growth EQ/Janus Enterprise (708) % FOR EMPLOYER: Mid Cap Value EQ/Mid Cap Value Managed Volatility (762) % Mid Cap Blend EQ/Mid Cap Index (702) %Please attach a check for $25 per Small Cap Growth EQ/AB Small Cap Growth (700) % enrollment form, made payable to Small Cap Value 1290 VT GAMCO Small Company Value (783) % Equitable. Small Cap Blend EQ/Small Company Index (775) % Sector/Specialty Multimanager Technology (745) % 1290 VT GAMCO Mergers & Acquisitions (746) % TOTALS 100V. SignaturesI, the participant, have received and reviewed the prospectus for the ADA Members Retirement Program. I, the employer, certify to the best of my knowledge and belief that the information provided is true and accurate. Signature of Participant Date Signature of Employer Date2015ENRL-ADA x03885_core 6/20

Instructions for Completing the Enrollment Form

INSTRUCTIONS FOR THE EMPLOYER

Before giving this enrollment form to the participant, you should enter the essential dates (Section I) for that participant.

Under the terms of the plan, there are two participant dates or entry dates per year, unless otherwise specified on the participation agreement. They occur on the first day of the plan year and the first day of the seventh month of the plan year. For example, in calendar year plans the participation or entry dates are January 1 and July 1.

The correct participation date is the first entry date after the participant satisfies the age and service eligibility requirements for participation in the plan. These requirements are indicated in Section III of the adoption agreement. For example, the participation date for an employee who was hired on July 17, 2017, and whose employer elected a one-year service requirement and no age requirement would be January 1, 2019 in a calendar year plan.

If the above plan is a profit sharing plan with a 401(k) feature and the employer elected six months of service requirement for the 401(k) portion of the plan while keeping the one-year requirement for the profit sharing plan, this employee would enter the 401(k) plan on July 1, 2018. The employee is not eligible for the profit sharing plan until January 1, 2019. If your plan has different eligibility requirements, please contact a Retirement Plan Account Manager for further assistance with these multiple entry dates.

After your employee completes the enrollment form, it should be returned to you. You must certify (Section V) each employee’s enrollment form for accuracy. Retain a copy for your records and return the original forms to the Trustees at the address listed at the top of the form. This address should not be used for overnight or express mail. Please see the prospectus for overnight mailing address. Please attach a check for $25 per enrollment form, made payable to Equitable.

Complete all sections of the enrollment form. Please type or print clearly with a pen. If you participate in two plans, you should have received two enrollment forms. The plan number on each form should be different (001, 002, etc.). Ask your employer which number applies to which plan. The completed form should be returned to your employer.

INSTRUCTIONS FOR THE PARTICIPANT

Section I – Essential Dates

Your employer will enter the information in this section.

Section II – Ownership Status

Complete Section II only if you have ownership in the practice. Check whichever answer is appropriate for each line.

An owner-employee is someone who owns more than 10% of the capital or profits interest in an unincorporated practice. A partner is someone who has ownership in an unincorporated practice, and who is not a sole-proprietor.

Section III – Beneficiary Statement

Check either A or B. If you wish to make a special designation, have your employer request a designation or change of beneficiary form from the Trustees. If you checked B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form was not properly completed, the default beneficiary provision of the Plan document will be apply in the event of death.

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Section IV – Allocation of Contributions

•	“Future contributions” are contributions received by us on or after the date we receive this form.

•

Investment allocation elections will be applied only if this Form has been properly completed. If we do not have an election on file when a contribution is received, those amounts will be invested in the plan’s Qualified Default Investment Alternative (QDIA) until a change of investment allocation is requested by the participant.

•	Please use only whole percentages and make certain that the Future Contributions column totals 100%. Decimals, fractions or dollar amounts are not acceptable.

•	These elections will appear on your next confirmation notice and will remain in effect until changed by appropriate notice to the Trustees.

Section V – Signatures

•

Sign and date the enrollment form. Then return the completed form to your employer. Once certified by the employer, the form will be returned to the Trustees. Retain a copy for your records. Be sure to complete the investment allocation instructions in section V before returning to your employer.

HOW TO MAKE CHANGES AND ACCESS ACCOUNT INFORMATION AFTER ENROLLMENT

•	Website: ada.equitable.com

•	Automated Voice Response System: 800-223-5790

•	Change of Investment Allocation Form

For website and automated voice response system transactions, changes to investment allocation for future contributions confirmed on a business day before 4 P.M. Eastern Time are effective on the day of your request. Changes that are confirmed after 4 P.M. Eastern Time or on a non-business day will be effective on the next business day.

2015ENRL-ADA	x03885_core	06/20